UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 18, 2013

Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road, Winston-Salem, NC		27105
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (336) 519-8080

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 18, 2013, the Board of Directors of Hanesbrands Inc. (the “Company”) eliminated the position of Co-Chief Operating Officer and elected Gerald W. Evans, Jr. to the office of Chief Operating Officer, each effective as of August 1, 2013.

Mr. Evans, age 54, has served as the Co-Chief Operating Officer of the Company since October 2011. Prior to his appointment as Co-Chief Operating Officer, Mr. Evans served as the Company’s Co-Operating Officer, President International from November 2010 until October 2011; as the Company’s President, International Business and Global Supply Chain from February 2009 until November 2010; as the Company’s President, Global Supply Chain and Asia Business Development from February 2008 until February 2009; and as the Company’s Executive Vice President, Chief Supply Chain Officer from September 2006 until February 2008.

At this time, no changes were made in the compensation arrangements of Mr. Evans, who was a named executive officer whose compensation was disclosed in the proxy statement for the Company’s 2013 Annual Meeting of Stockholders, which was filed with the Securities and Exchange Commission on February 21, 2013.

William J. Nictakis, who has also served as Co-Chief Operating Officer of the Company since October 2011, will assume the new position of Chief Commercial Officer, International Businesses and Global Retailers.

Item 9.01    Financial Statements and Exhibits

Exhibits

99.1	Press release dated June 19, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 19, 2013	HANESBRANDS INC.

	By:	/s/ Joia M. Johnson
Joia M. Johnson
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibits

99.1	Press release dated June 19, 2013